EXHIBIT 99.1

VASCO Reports Second Quarter and First Six Months 2004 Results

REVENUES INCREASE 21% OVER SECOND QUARTER OF PRIOR YEAR; OPERATING INCOME MORE THAN DOUBLE SECOND QUARTER 2003 LEVEL AND BEST IN THE COMPANY'S HISTORY; CASH INCREASES $2,183,000 FROM MARCH 31, 2004 TO $6,350,000. FINANCIAL RESULTS TO BE DISCUSSED ON CONFERENCE CALL TODAY AT 10:00 A.M. E.S.T.

OAKBROOK TERRACE, Ill., and BRUSSELS, Belgium, July 22, 2004 - VASCO Data Security International, Inc. (Nasdaq: VDSI) ( www.vasco.com), today reported financial results for the second quarter and six months ended June 30, 2004.

Revenues for the second quarter of 2004 increased 21% to $7,174,000 from $5,953,000 in 2003 and, for the first six months of 2004, increased 19% to $13,195,000 from $11,071,000 in 2003. Net income available to common shareholders for the second quarter of 2004 increased 106% to $888,000, or $0.03 per diluted share from $430,000, or $0.01 per diluted share in 2003. Net income available to common shareholders for the first six months of 2004, increased 124% to $1,390,000, or $0.04 per diluted share from $620,000, or $0.02 per diluted share in 2003.

Financial Highlights:

      o Results reflect the sixth consecutive quarter of operating profit and positive EBITDA.

      o Gross profit was $5,075,000 or 71% of revenue for the second quarter and $9,521,000 or 72% of revenue for the first six months of 2004. Gross profit was $3,531,000 or 59% of revenue for the second quarter and $6,490,000 or 59% of revenue for the first six months of 2003.

      o Operating expenses for the second quarter and first six months of 2004 were $3,596,000 and $7,143,000, respectively, an increase of 26% from $2,848,000 reported for the second quarter 2003 and an increase of 23% from $5,790,000 reported for the first six months of 2003.

      o Operating income for the second quarter and first six months of 2004 was $1,479,000 and $2,378,000, respectively, an increase of 117% from $683,000 reported for the second quarter of 2003 and an increase of 240% from the $700,000 reported for the first six months of 2003. Operating income as a percentage of revenue for the second quarter and first six months of 2004 was 20.6% and 18.0%, respectively, compared to 11.5% and 6.3% for the comparable periods in 2003.

      o Net income from continuing operations for the second quarter and first six months of 2004 was $953,000 and $1,536,000, respectively, an increase of 73% from $551,000 reported for the second quarter of 2003 and an increase of 114% from $719,000 reported for the first six months of 2003.

      o Net income from total operations for the second quarter and first six months of 2004 was $953,000 and $1,536,000, respectively, an increase of 32% from $721,000 reported for the second quarter of 2003 and an increase of 28% from $1,202,000 reported for the first six months of 2003, respectively. Net income from total operations in 2003 included the results of its VACMAN Enterprise business, which was sold in the third quarter of 2003.

      o Earnings before interest, taxes, depreciation and amortization (EBITDA) was $1,613,000 and $2,756,000 for the second quarter and first six months of 2004, respectively, an increase of 41% from $1,140,000 reported for the second quarter of 2003 and an increase of 69% from $1,630,000 reported for the first six months of 2003.

      o Cash balances at June 30, 2004 totaled $6,350,000 compared to $4,167,000 and $4,817,000 at March 31, 2004 and December 31, 2003,
            respectively.


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

Operational and Other Highlights:

      o VASCO wins 115 new customers in Q2 2004 and 244 for the first six months of 2004. Year-to-date new customers include 33 new banks and 211 corporate customers.

      o     HSBC Brazil to use VASCO's Digipass GO3.

      o VASCO launches four new products: VACMAN Middleware 2.2, Digipass 585, Digipass 850 Integration Toolkit for PKI and Digipass Plug-In for RACF.

      o VASCO's Chairman & CEO and CFO present at Rodman & Renshaw Techvest Security Conference and AEA Microcap Conference.

      o     Soleil Securities Group initiates coverage of VDSI.

"I am very pleased with the results of the second quarter and first half of 2004," said Ken Hunt, VASCO's CEO, and Chairman. "Our strategy to expand our customer base is working and has resulted in higher margins. As noted in the first quarter, the increase in gross margins, as a percentage of revenue, indicates that the revenue growth came from our new customers in the Banking segment and in the Corporate Network Access market segment, both of which have lower volumes and higher margins than our larger strategic banking customers."

"The results of the second quarter and first half of 2004 reflect the growing awareness and acceptance of VASCO's strong authentication products," stated Jan Valcke, VASCO's President, and COO. "Due to our continuing communication efforts, organizations are becoming more aware of the value of VASCO's Digipass products in the battle against various forms of identity theft. As a result, more banks have started using our products. An important trend is the fact that existing customers in the financial sector, who previously used VASCO's products for corporate banking, are starting to introduce Digipass in large-volume retail banking applications. As we start the third quarter, which is normally our weakest quarter due to vacations, we have a backlog of firm orders to be shipped in the third quarter of $5.6 million."

Cliff Bown, Executive Vice President and CFO added, "Our balance sheet continues to strengthen as a result of the strong operating performance. Cash balances have increased $2,183,000 or 52% from March 31, 2004 and $1,533,000 or 32% from December 31, 2003. Our working capital increased by 19% in the second quarter, from $6,013,000 at March 31, 2004 to $7,133,000 at June 30, 2004. Days Sales
Outstanding (DSO) in net accounts receivable decreased to approximately 58 days at June 30, 2004 from 66 days at March 31, 2004."

Conference Call Details

In conjunction with this announcement, VASCO Data Security International, Inc. will host a conference call today, July 22, 2004, at 10:00 a.m. EST - 16:00h CET. During the Conference Call, Mr. Ken Hunt, CEO, Mr. Jan Valcke, President and COO, and Mr. Cliff Bown, CFO, will discuss VASCO's Results for the Second Quarter and First Six Months of 2004.

To participate in this Conference Call, please dial one of the following numbers:

USA/Canada: +1 888 424-5801
International:  +1 973 409-9258

And mention access code: VASCO to be connected to the Conference Call.

The Conference Call is also available in listen-only mode on www.vasco.com. Please log on 15 minutes before the start of the Conference Call in order to download and install any necessary software. The recorded version of the Conference Call will be available on the VASCO website 24 hours a day.


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

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  THREE MONTHS ENDED        SIX MONTHS ENDED
                                                       JUNE 30                  JUNE 30
                                                 --------------------    --------------------
                                                   2004        2003        2004        2003
                                                 --------    --------    --------    --------
Net revenues                                     $  7,174    $  5,953    $ 13,195    $ 11,071

Cost of goods sold                                  2,099       2,422       3,674       4,581
                                                 --------    --------    --------    --------

Gross profit                                        5,075       3,531       9,521       6,490

Operating costs:

    Sales and marketing                             2,150       1,531       4,243       3,208
    Research and development                          663         596       1,371       1,119
    General and administrative                        783         715       1,529       1,455
    Non-cash compensation (recovery)                   --           6          --           8
                                                 --------    --------    --------    --------
        Total operating costs                       3,596       2,848       7,143       5,790
                                                 --------    --------    --------    --------

Operating income                                    1,479         683       2,378         700

Interest income (expense), net                         25         (48)         54         (97)
Other income (expense), net                           (32)        180          45         380
                                                 --------    --------    --------    --------

Income (loss) before income taxes                   1,472         815       2,477         983
Provision for income taxes                            519         264         941         264
                                                 --------    --------    --------    --------

Net income from continuing operations            $    953    $    551    $  1,536    $    719

Income from discontinued operations                    --         170          --         483
                                                 --------    --------    --------    --------

Net income                                            953         721       1,536       1,202

Preferred stock accretion and dividends               (65)       (291)       (146)       (582)
                                                 --------    --------    --------    --------

Net income available to common shareholders      $    888    $    430    $  1,390    $    620
                                                 ========    ========    ========    ========

Basic and diluted net income per common share:

    Income from continuing operations            $   0.03    $   0.01    $   0.04    $   0.00
    Income from discontinued operations                --          --          --        0.02
                                                 --------    --------    --------    --------
        Net income                               $   0.03    $   0.01    $   0.04    $   0.02
                                                 ========    ========    ========    ========

Weighted average common shares outstanding
    Basic                                          31,938      28,389      31,553      28,389
                                                 ========    ========    ========    ========

    Diluted                                        35,240      28,437      32,266      28,420
                                                 ========    ========    ========    ========


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

                     VASCO DATA SECURITY INTERNATIONAL, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                 June 30,   December 31,
                                                                   2004        2003
                                                                 --------   ------------
ASSETS

CURRENT ASSETS:

   Cash                                                          $  6,350    $  4,817
   Accounts receivable, net of allowance for doubtful accounts      4,566       2,523
   Inventories, net                                                   996       1,075
   Prepaid expenses                                                   375         476
   Deferred income taxes                                               70          70
   Foreign sales tax receivable                                       237         362
   Other current assets                                               364         335
                                                                 --------    --------
         Total current assets                                      12,958       9,658

Property and equipment

   Furniture and fixtures                                           1,906       1,940
   Office equipment                                                 2,194       2,221
                                                                 --------    --------
                                                                    4,100       4,161
   Accumulated depreciation                                        (3,349)     (3,280)
                                                                 --------    --------
         Net property and equipment                                   751         881

Intangible assets, net                                              1,215       1,378
Goodwill                                                              250         250
Note receivable and investment in SSI                                 966       1,133
Other assets                                                           75          83
                                                                 --------    --------
TOTAL ASSETS                                                     $ 16,215    $ 13,383
                                                                 ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   Accounts payable                                              $  2,215    $  1,698
   Deferred revenue                                                   621         386
   Accrued wages and payroll taxes                                  1,253       1,515
   Income taxes payable                                               757        (197)
   Other accrued expenses                                             979       1,038
                                                                 --------    --------
         Total current liabilities                                  5,825       4,440
                                                                 --------    --------

STOCKHOLDERS' EQUITY :

   Series D Convertible Preferred Stock                             2,878       5,786
   Common stock                                                        32          30
   Additional paid-in capital                                      50,284      47,167
   Accumulated deficit                                            (42,304)    (43,693)
   Accumulated other comprehensive income (loss) -
         cumulative translation adjustment                           (500)       (347)
                                                                 --------    --------

Total stockholders' equity                                         10,390       8,943
                                                                 --------    --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 16,215    $ 13,383
                                                                 ========    ========


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

Reconciliation of EBITDA from continuing operations to net income from continuing operations:

                                             THREE MONTHS ENDED (UNAUDITED),          SIX MONTHS ENDED (UNAUDITED),
                                            ---------------------------------      ---------------------------------
                                            JUNE 30, 2004       JUNE 30, 2003      JUNE 30, 2004       JUNE 30, 2003
                                            -------------       -------------      -------------       -------------
EBITDA from continuing operations            $ 1,613,000         $ 1,140,000        $ 2,756,000         $ 1,630,000

Interest expense (income), net                   (25,000)             48,000            (54,000)             97,000
Provision for income taxes                       519,000             264,000            941,000             264,000
Depreciaton and amortization                     166,000             277,000            333,000             550,000
                                             -----------         -----------        -----------         -----------
Net income from continuing operations        $   953,000         $   551,000        $ 1,536,000         $   719,000
                                             ===========         ===========        ===========         ===========

ABOUT VASCO: VASCO designs, develops, markets and supports patented "Identity Authentication" products for e-business and e-commerce. VASCO's Identity Authentication software is delivered via its Digipass security products, small "calculator" hardware devices carried by an end user, or in a software format on mobile phones, other portable devices, and PCs. For user access control, VASCO's VACMAN products guarantee that only designated Digipass users get access to the application. VASCO's target markets are the applications and their several hundred million users that utilize fixed passwords as security. VASCO's time-based system generates a "one-time" password that changes with every use, and is virtually impossible to hack, or break. With over 11 million Digipass products sold and ordered, VASCO has established itself as a world-leader for strong Identity Authentication with300 international financial institutions and approximately 1,400 blue-chip corporations and governments located in more than 70 countries.

Forward Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," "expects," and similar words, is forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements.

Reference is made to the Company's public filings with the US Securities and Exchange Commission for further information regarding the Company and its operations.

For more information contact:
Jochem Binst, +32 2 456 9810, jbinst@vasco.com


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